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                                                                          EXHIBIT 11


                              ORION CAPITAL CORPORATION
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                                      (UNAUDITED)
                   (000s omitted - except for per common share data)


                                               Three Months Ended    Six Months Ended
                                                    June 30,             June 30,
                                               ------------------    ----------------
                                                  1996     1995        1996     1995
                                                  ----     ----        ----     ----
Computation of weighted average number of
  common and equivalent shares outstanding:

 PRIMARY -

  Weighted average number of shares
    outstanding .............................    13,662   14,069      13,739   14,068
  Dilutive effect of stock options and stock
    awards ..................................       187      129         184      123
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    13,849   14,198      13,923   14,191
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $20,573  $16,049     $38,460  $33,111
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.49  $  1.13     $  2.76  $  2.33
                                                =======  =======     =======  =======

FULLY DILUTED

  Weighted average number of shares
    outstanding .............................    13,662   14,069      13,739   14,068
  Dilutive effect of stock options and stock
    awards ..................................       207      138         194      127
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    13,869   14,207      13,933   14,195
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $20,573  $16,049     $38,460  $33,111
                                                =======  =======     =======  =======
Net earnings per common share ...............   $  1.48  $  1.13     $  2.76  $  2.33
                                                =======  =======     =======  =======







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